UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

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Triad Industries, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-28581	88-0422528
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

122 E. Grand Avenue

Escondido, CA 92025

(Address of principal executive office, including zip code)

(760) 741-1128

(Telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 21, 2006, all of the following events occurred: (i) the current director of Triad Industries, Inc. (the “Company”) elected Messrs. Makoto Omori, Toshiaki Sato and Seishi Murakami to the Company’s Board of Directors; (ii) the current director, Ms. Linda M. Bryson resigned as director and as President, and Mr. Michael Kelleher resigned as Treasurer and Secretary of the Company; and (iii) Messrs. Omori, Sato and Murakami were appointed, respectively, to serve as the Company’s President and CEO, Treasurer and Secretary. These actions occurred in connection with the sale of 50.9% of the issued and outstanding common stock of the Company by certain stockholders of the Company to Direct Investment Japan Co., Ltd. The Company did not participate in the sale transaction.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD INDUSTRIES, INC.

By:	/s/ SOL V. SLOTNIK
Sol V. Slotnik
Assistant Secretary
Date: April 26, 2006